EXHIBIT 23.1



                               KYLE L. TINGLE, CPA








To Whom It May Concern:                                       February 17, 2003


The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report of February 9, 2003 accompanying the audited financial statements of Charrette de Cafe, Corp. , as of December 31, 2003, in the Form SB-2 with the U.S. Securities and Exchange Commission.

Very truly yours,





Kyle L. Tingle, CPA, LLC
















P.O. Box 50141, Henderson, Nevada 89016, Phone: (702) 434-8452,
Fax: (702) 436-4218, e-mail: Ktingle@worldnet.att.